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                                                              EXHIBIT 23.2




                       INDEPENDENT AUDITORS' CONSENT


The Board of Directors
River Bend Bancshares, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospec-tus. Our report refers to a change in the method of accounting for investments in debt and marketable equity securities.


                                        /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
January 29, 1996